UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 30, 2004

DNB Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-16667	23-2222567
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Brandywine Avenue, Downingtown, Pennsylvania		19335
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 269-1040

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On November 24, 2004, the Board of Directors of DNB Financial Corp. authorized the adoption of the DNB Financial Corporation Incentive Equity and Deferred Compensation Plan attached hereto as Exhibit 10(i).

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On November 30, 2004, DNB Financial Corp. issued a press release announcing that Thomas M. Miller has been named Executive Vice President and Chief Lending Officer effective November 15, 2004. He previously served as Managing Director and Executive Vice President of Millennium Bank, Malvern, PA since its inception and previously spent eighteen years as an officer with Meridian Bank and CoreStates Bank, NA. The November 30, 2004 press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 8.01. Other Events.

On November 30, 2004, DNB Financial Corporation announced that its Board of Directors declared a $0.13 cash dividend per share on its common stock and have declared a 5% stock dividend. A copy of the press release is attached hereto as Exhibit 99.2, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Exhibits. The following exhibits are furnished herewith:

10(i)The DNB Financial Corp. Incentive Equity and Deferred Compensation Plan
99.1 Press Release, dated November 30, 2004, of DNB Financial Corp
99.2 Press Release, dated November 30, 2004, of DNB Financial Corp

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNB Financial Corporation

November 30, 2004	By:	/S/ Bruce E. Moroney

Name: Bruce E. Moroney
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.(i)	DNB Financial Corporation Incentive Equity and Deferred Compensation Plan
99.1	Appointment of Chief Lending Officer
99.2	Declaration of Cash and Stock Dividends